UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2008
DIODES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	002-25577 (Commission File Number)	95-2039518 (I.R.S. Employer Identification No.)

15660 North Dallas Parkway, Suite 850 Dallas, TX (Address of principal executive offices)	75248 (Zip Code)
(972) 385-2810
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On October 9, 2008, a Second Amendment to Addendum to Client’s Agreement and Terms and Conditions for Irrevocable Standby Letter of Credit (the “Second Amendment”) between Diodes Incorporated (the “Company”) and UBS Financial Services Inc. (“UBS”) became effective and binding, replacing the first Amendment to Addendum to Client’s Agreement and Terms and Conditions for Irrevocable Standby Letter of Credit dated June 9, 2008 (the “First Amendment”) between both parties.
     Under the Second Amendment, retroactively effective to August 22, 2008, the floating rate of interest per annum for the Company’s U.S. $165 million loan from UBS shall be reduced to the prevailing daily 30-day LIBOR plus 0.00% and may include the compounding of interest.
     The foregoing summary of the Second Amendment is qualified in its entirety by the copy of the Second Amendment attached hereto as Exhibit 99.1 and incorporated herein by reference. The Addendum to Client’s Agreement and Terms and Conditions for Irrevocable Standby Letter of Credit and the First Amendment have been filed with the Securities and Exchange Commission as exhibits to the Company’s Current Report on Form 8-K, filed respectively on April 4, 2008 and June 13, 2008.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description

99.1	Second Amendment to Addendum to Client’s Agreement and Terms and Conditions For Irrevocable Standby Letter of Credit dated October 2, 2008, between Diodes Incorporated and UBS Financial Services Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2008	DIODES INCORPORATED
	By:	/s/ Carl C. Wertz
Carl C. Wertz,
Chief Financial Officer